UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 20, 2025

Invivyd, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-40703	85-1403134
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1601 Trapelo Road, Suite 178 Waltham, MA	02451
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 819-0080

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	IVVD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry Into a Material Definitive Agreement.

On August 20, 2025, Invivyd, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Cantor Fitzgerald & Co., as representative of the underwriters named therein (the “Underwriters”), in connection with its previously announced underwritten public offering (the “Offering”) of 74,811,404 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), and, to certain investors, in lieu of Common Stock, pre-funded warrants (the “Pre-Funded Warrants”) to purchase 21,342,442 shares of Common Stock. The price to the public for the Shares in the Offering was $0.52 per Share, and the price to the public for the Pre-Funded Warrants was $0.5199 per Pre-Funded Warrant, which represents the price to the public for the Shares less the $0.0001 per share exercise price for each such Pre-Funded Warrant. In addition, under the terms of the Underwriting Agreement, the Company granted the Underwriters an option, exercisable for 30 days, to purchase up to an additional 14,423,076 shares of Common Stock at the same price, which was exercised by the Underwriters in full on August 21, 2025.

The net proceeds to the Company from the Offering, including the full exercise by the Underwriters of their option to purchase additional shares, were approximately $53.5 million, after deducting underwriting discounts and commissions and estimated offering expenses payable by the Company. The Offering closed on August 22, 2025.

The Company intends to use the net proceeds from the Offering, together with its existing cash and cash equivalents, for trial protocol development, planning, and advancement of the VYD2311 clinical program, research and development related to its pipeline programs such as respiratory syncytial virus and measles, advancement of the Spike Protein Elimination and Recovery (SPEAR) Study Group efforts related to assessing the effects of monoclonal antibody therapy for Long COVID and COVID-19 Post-Vaccination Syndrome, and for working capital and other general corporate purposes.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties, and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

The Offering was made pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-267643), declared effective by the Securities and Exchange Commission on October 5, 2022, a base prospectus dated October 5, 2022 and the related prospectus supplement dated August 20, 2025.

The Pre-Funded Warrants are exercisable at any time after the date of issuance. The exercise price and the number of shares of Common Stock issuable upon exercise of each Pre-Funded Warrant (the “Pre-Funded Warrant Shares”) are subject to appropriate adjustment in the event of certain stock dividends, subdivisions, stock splits, stock combinations, reclassifications, reorganizations or similar events affecting the Common Stock as well as upon any distribution of assets, including cash, stock or other property, to the Company’s stockholders. The Pre-Funded Warrants will not expire and are exercisable in cash or by means of a cashless exercise. A holder of Pre-Funded Warrants may not exercise such Pre-Funded Warrants if the aggregate number of shares of Common Stock beneficially owned by such holder, together with its affiliates, would beneficially own more than 4.99% (or 9.99% at the initial election of the holder) of the issued and outstanding shares of Common Stock following such exercise, as such percentage ownership is determined in accordance with the terms of the Pre-Funded Warrants. A holder of Pre-Funded Warrants may increase or decrease this percentage not in excess of 19.99% by providing at least 61 days’ prior notice to the Company.

The foregoing summaries of the terms of the Underwriting Agreement and the Pre-Funded Warrants do not purport to be complete and are qualified in their entirety by reference to the Underwriting Agreement and the form of Pre-Funded Warrant, copies of which are filed herewith as Exhibit 1.1 and Exhibit 4.1, respectively, and are incorporated by reference into this Item 1.01. Hogan Lovells US LLP, counsel to the Company, delivered an opinion as to the legality of the issuance and sale of the Shares and the Pre-Funded Warrants in the Offering, as well as the Pre-Funded Warrant Shares, a copy of which is filed as herewith as Exhibit 5.1 and is incorporated by reference into this Item 1.01.

Cautionary Note Regarding Forward-Looking Statements. This Current Report on Form 8-K contains forward-looking statements that involve estimates, assumptions, risks and uncertainties. Forward-looking statements include, but are not limited to, statements related to the Offering and the anticipated use of the net proceeds from the

Offering. The risks and uncertainties relating to the Company and the Offering include general market conditions, as well as other risks detailed from time to in the Company’s Securities and Exchange Commission filings, including in its Annual Report on Form 10-K for the year ended December 31, 2024, its Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2025, its Current Reports on Form 8-K and the prospectus supplement dated August 20, 2025 relating to the Offering. These documents contain important factors that could cause actual results to differ from current expectations and from forward-looking statements contained in this Current Report on Form 8-K. Forward-looking statements contained in this Current Report on Form 8-K are made as of the date hereof, and the Company undertakes no duty to update such information whether as a result of new information, future events or otherwise, except as required under applicable law.

Item 8.01.	Other Events.

The Company issued press releases announcing the launch, pricing and closing of the Offering on August 20, 2025, August 20, 2025 and August 22, 2025, respectively. Copies of these press releases are filed herewith as Exhibits 99.1, 99.2 and 99.3, respectively, and are each incorporated by reference into this Item 8.01.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
1.1	Underwriting Agreement, dated August 20, 2025, by and between Invivyd, Inc. and Cantor Fitzgerald & Co.
4.1	Form of Pre-Funded Warrant to Purchase Common Stock
5.1	Opinion of Hogan Lovells US LLP
23.1	Consent of Hogan Lovells US LLP (contained in Exhibit 5.1)
99.1	Press Release announcing the launch of the Offering, dated August 20, 2025
99.2	Press Release announcing the pricing of the Offering, dated August 20, 2025
99.3	Press Release announcing the closing of the Offering, dated August 22, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVIVYD, INC.

Date: August 22, 2025	By:	/s/ Jill Andersen
Jill Andersen
Chief Legal Officer and Corporate Secretary